UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2006

KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, Kinder Morgan Energy Partners, L.P. (“KMP”) and Sempra Energy currently hold two-thirds and one-third interests, respectively, in Rockies Express Pipeline LLC (“Rockies Express”) which is constructing a natural gas pipeline to link gas producing areas in the Rocky Mountain region to the upper Midwest and the Eastern United States. On April 28, 2006, Rockies Express entered into a $2 billion five-year credit facility providing for revolving extensions of credit that are guaranteed severally by KMP and Sempra Energy in proportion to their respective percentage ownership interests in Rockies Express.  Borrowings under the facility will bear interest at rates varying with market rates, plus a margin that varies with the credit ratings of the lower-rated guarantor. The facility requires KMP and Sempra Energy to continue to own not less than 50% and 25%, respectively, of Rockies Express. The guarantees require that each guarantor comply with various financial and other covenants comparable to those contained in that guarantor’s senior unsecured credit facilities. In the case of KMP, this consists principally of requirements that it maintain a ratio of Consolidated Indebtedness to Consolidated EBITDA, as defined, over the trailing four fiscal quarters, of no more than five to one, and to maintain a ratio of Consolidated Indebtedness to Total Capitalization, as defined, of no more than 65%.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	KINDER MORGAN G.P., INC.,
its general partner

By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: May 4, 2006	By:	/s/ Joseph Listengart
Joseph Listengart Vice President and General Counsel